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                                                                   EXHIBIT 10.34


                          OPTION ASSUMPTION AGREEMENT

     THIS OPTION ASSUMPTION AGREEMENT (this "Agreement") is made as of August 21, 1995 by and between Lear Seating Corporation ("Lear") and the optionee (the "Optionee") whose name is set forth on the signature page hereto.

     WHEREAS, Lear, Automotive Industries Holding, Inc. ("AIH") and AIHI Acquisition Corp. ("Acquisition Corp.") have entered into that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of July 16, 1995, whereby, among other things, Lear and Acquisition Corp. have offered to purchase all of the outstanding shares of AIH's Class A Common Stock (the "AIH Shares") at a price of $33.50 per share. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement, and

     WHEREAS, in connection with the transactions contemplated under the Merger Agreement, Lear has agreed to assume AIH's obligations under the AIH 1992 Key Employee Stock Option Plan (the "Stock Option Plan") upon consummation of the merger of Acquisition Corp. into AIH in accordance with the terms of the Merger Agreement (the "Merger"); and

     WHEREAS, in connection with Lear's assumption of AIH's obligations under the Stock Option Plan, Lear has agreed, if the Optionee so desires, to assume upon consummation of the Merger AIH's obligations under each stock option agreement entered into between AIH and the Optionee under the Stock Option Plan, it being understood that AIH's grant to the Optionee of the right to purchase AIH Shares has been evidenced by one or more of the following agreements: (i) the stock option agreement dated July 25, 1992 between AIH and the Optionee (the "1992 Option Agreement"); (ii) the stock option agreement dated August 6, 1993 between AIH and the Optionee (the "1993 Option Agreement"); and (iii) the stock option agreement dated August 8, 1994 between AIH and the Optionee (the "1994 Option Agreement, and together with the 1992 Option Agreement, the 1993 Option Agreement, and any replacement stock option agreements, the "Option Agreements"); and

     WHEREAS, the Optionee desires to convert: (i) the Optionee's right to purchase the number of AIH Shares set forth on the signature page hereto under the caption "Number of AIH Option Shares to be converted into Lear Options" opposite the number of shares granted pursuant to the 1992 Stock Option Agreement (the "1992 AIH Option Shares") into the right to purchase (the "1992 Lear Option") shares of Lear's Common Stock, $.01 par value per share ("Lear Shares") as set forth in this agreement; (ii) the Optionee's right to purchase the number of AIH Shares set forth on the signature page hereto under the caption "Number of AIH Option Shares to be Converted into Lear Options" opposite the number of shares granted pursuant to the 1993 Stock Option Agreement (the "1993 AIH Option Shares") into the right to purchase (the "1993 Lear Option") Lear Shares as set forth in this Agreement; and (iii) the Optionee's right to purchase the number of AIH Shares set forth on the signature page hereto under the caption "Number of AIH Option Shares to be Converted into Lear Options" opposite the number of shares granted pursuant to the 1994 Stock Option Agreement (the "1994 Option Shares") into the right to


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purchase (the "1994 Lear Option") Lear Shares, as set forth in this Agreement
(the 1994 Lear Option, together with the 1992 Lear Option and the 1993 Lear Option, shall hereinafter be referred to collectively as the "Lear Options").

     NOW THEREFORE, the parties agree as follows:

     1. Consummation of Merger. The obligations of Lear under this Agreement are conditioned upon the consummation of the Merger. Upon the consummation of the Merger, this Agreement shall entitle the Optionee to purchase Lear Shares, subject to the terms and conditions of this Agreement, the Stock Option Plan and the Stock Option Agreements. In the event that the Merger is not consummated, neither Lear nor the Optionee shall have any rights, obligations or remedies under this Agreement.

     2. Conversion. Upon consummation of the Merger, the right of the Optionee to purchase those AIH Option Shares set forth on the signature page hereto under the caption "Number of AIH Option Shares to be converted into Lear Options" shall be converted into the right to purchase that number of Lear Shares determined in accordance with Section 4 below at a price per Lear Share determined in accordance with Section 3 below. Upon the effectiveness of this Agreement, the Optionee shall have no right to receive those AIH Option Shares set forth on the signature page hereto under the caption "Number of AIH Option Shares to be converted into Lear Options" under any Option Agreement, and shall, with respect to those AIH Option Shares set forth on the signature page hereto under the caption "Number of AIH Option Shares to be converted into Lear Options", have the right to receive only those number of Lear Shares determined in accordance with Section 4 below at a price per Lear Share determined in accordance with Section 3 below.

     3. Exercise Price of Lear Shares under the Lear Options. The exercise price of the Lear Shares shall be determined under this Section 3 as follows:

     (a) 1992 Exercise Price. The exercise price per share of Lear Shares issuable under the 1992 Lear Option shall be the product of (i) the average closing price of Lear Shares as reported on the New York Stock Exchange for the period of the twenty (20) consecutive business days ending on the date of the consummation of the Merger (the "Lear Market Price") multiplied by (ii) the quotient of (x) $16.875 divided by (y) $33.50.

     (b) 1993 Exercise Price. The exercise price per share of Lear Shares issuable under the 1993 Lear Option shall be the product of (i) the Lear Market Price multiplied by (ii) the quotient of (x) $24.50 divided by (y) $33.50.

     (c) 1994 Exercise Price. The exercise price per share of Lear Shares issuable under the 1994 Lear Option shall be the product of (i) the Lear Market Price multiplied by (ii) the quotient of (x) $27.75 divided by
(y) $33.50.




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     Notwithstanding the foregoing, the exercise price per Lear Share determined in accordance with this Section 3 shall be rounded to the nearest whole cent.

     4. Number of Lear Shares Issuable. The number of Lear Shares issuable shall be determined under this Section 4 as follows:

     (a) 1992 Lear Option. With respect to the 1992 Lear Option, the Optionee shall have the right to receive that number of Lear Shares equal to the quotient of (i) the product of (x) the number of 1992 AIH Option Shares multiplied by (y) 16.625, divided by (ii) the difference of (1) the Lear Market Price minus (2) the 1992 Exercise Price.

     (b) 1993 Lear Option. With respect to the 1993 Lear Option, the Optionee shall have the right to receive that number of Lear Shares equal to the quotient of (i) the product of (x) the number of 1993 AIH Option Shares multiplied by (y) 9.00, divided by (ii) the difference of (1) the Lear Market Price minus (2) the 1993 Exercise Price.

     (C) 1994 Lear Option. With respect to the 1994 Lear Option, the Optionee shall have the right to receive that number of Lear Shares equal to the quotient of (i) the product of (x) the number of 1994 AIH Option Shares multiplied by (y) 5.75, divided by (ii) the difference of (y) the Lear Market Price minus (2) the 1994 Exercise Price.

     Notwithstanding the foregoing, the number of Lear Shares to be received by the Optionee in accordance with this Section 4 shall be rounded to the nearest whole Lear Share.

     5. Vesting. Notwithstanding anything else to the contrary contained in the Stock Option Plan or any Option Agreement, the Lear Options received by the Optionee pursuant to this Agreement shall be automatically vested, and the Optionee may exercise the option to purchase Lear Shares hereunder at any time.

     6. Ratification. This Agreement is limited as specified herein. Except as expressly set forth in this Agreement, the Stock Option Plan and each Option Agreement are hereby ratified and confirmed in all respects.

     7. General provisions.

     (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or enforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.




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     (b) Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Optionee, Lear and their respective successors and assigns; provided that the rights and obligations of the Optionee and Lear under this Agreement shall not be assignable without the prior written consent of the other party.

     (e) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of Lear and the Optionee.

     (f) Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.




                                     ******









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     IN WITNESS WHEREOF, the parties hereto have executed this Option
Assumption Agreement on the date first written above.

                                  LEAR SEATING CORPORATION

                                  By  /s/ Joseph McCarthy
                                      ------------------------------
                                  Its  Vice President - Secretary
                                      ------------------------------

                                  OPTIONEE:


                                      /s/ F. F. Sommer
                                      ------------------------------
                                      F. F. Sommer






                                                 Number of AIH Option
                           Number of AIH Option  Shares to be converted into
                                 Shares granted  Lear Options
                           --------------------  ---------------------------
   1992 AIH Option Shares             15,000          --

   1993 AIH Option Shares             25,000          --

   1994 AIH Option Shares             12,500          12,500
